UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2017

Automatic Data Processing, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-5397	22-1467904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey 07068
(Address of Principal Executive Offices) (Zip Code)

(973) 974-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of the Stockholders of Automatic Data Processing, Inc. (the “Company”) was held on November 7, 2017 (the “Annual Meeting”).  Set forth below are the proposals voted upon at the Annual Meeting, and the preliminary voting results reported by the Company’s proxy solicitor, Innisfree M&A Incorporated (the “Solicitor”), based on the information available to the Solicitor.
These results are preliminary estimates only and are subject to change based on the certification of the voting results by the independent inspector of elections, IVS Associates, Inc. The Company will file an amendment to this Current Report on Form 8-K to disclose the final voting results after receiving IVS Associates, Inc.’s final certified report.
Based on the preliminary results from the Solicitor and subject to the qualifications set forth herein, present at the meeting there were, either in person or by proxy, holders of 331,483,317 shares of common stock.
The preliminary totaling of the votes cast for each proposal were as follows:1

Proposal 1 - Election of Directors
The Company’s Nominees

Nominee	For	Withheld
Peter Bisson	325,495,544	2,029,011
Richard T. Clark	324,752,948	2,771,607
Eric C. Fast	182,965,597	62,308,542
Linda R. Gooden	324,579,756	2,944,799
Michael P. Gregoire	325,508,556	2,015,998
R. Glenn Hubbard	238,981,708	6,292,431
John P. Jones	244,303,151	970,989
William J. Ready	325,477,531	2,047,024
Carlos A. Rodriguez	325,510,794	2,013,761
Sandra S. Wijnberg	325,607,267	1,917,288

Pershing Square’s Nominees

Nominee	For	Withheld
William A. Ackman	80,574,561	1,675,854
Veronica M. Hagen	77,083,849	5,166,566
V. Paul Unruh	50,237,219	32,013,196

The total estimated number of broker non-votes with respect to Proposal 1 was 3,958,762.
Based on the preliminary results, the directors elected at the meeting would be: Peter Bisson, Richard T. Clark, Eric C. Fast, Linda R. Gooden, Michael P. Gregoire, R. Glenn Hubbard, John P. Jones, William J. Ready, Carlos A. Rodriguez, and Sandra S. Wijnberg.

1 The preliminary vote results set forth in this Current Report on Form 8-K have been prepared by the Solicitor based on its work performed in connection with the Annual Meeting. These preliminary vote results reflect our Solicitor’s review and tabulation of each of the following: (i) white proxy cards received from registered holders by the Company; (ii) white proxy cards tabulated by Ellen Philip Associates with respect to certain holders of restricted shares; (iii) white proxy cards and gold proxy cards voted by Broadridge Financial Solutions (“Broadridge”) on behalf of custodian bank and broker clients; and (iv) white proxy cards voted by intermediaries for banks and brokers outside of the Broadridge system.

Proposal 2 - Advisory Vote on Company’s Executive Compensation
The proposal to approve, on an advisory basis, executive compensation of our Named Executive Officers was approved based upon the following preliminary vote:
For	Against	Abstain	Broker Non-Votes
304,567,617	8,538,596	14,420,054	3,957,050

Proposal 3 - Advisory Vote on Frequency of Executive Compensation vote (“Say When on Pay”)
The advisory vote on the frequency of future advisory votes on executive compensation received the following preliminary vote, with the “one year” frequency receiving the highest number of preliminary votes:
1 Year	2 Year	3 Year	Abstain	Broker Non-Votes
294,713,421	3,268,337	27,645,231	1,904,465	3,951,863

The Company will disclose its decision on the frequency of the Say When on Pay vote in a further amendment to this Current Report on Form 8-K.

Proposal 4 - Ratify the Appointment of the Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year that began on July 1, 2017 was approved based on the following preliminary vote:

For	Against	Abstain
323,661,758	6,678,418	1,143,140

Proposal 5 - Shareholder Proposal - Repeal Certain Provisions of, or Amendments to, By-Laws
The proposal to repeal all provisions of, or amendments to, the amended and restated by-laws of the Company adopted by the Board of Directors of the Company without stockholder approval after August 2, 2016 and up to and including the date of the Annual Meeting was approved based on the following preliminary vote:
For	Against	Abstain	Broker Non-Votes
182,051,967	141,837,097	3,635,408	3,958,845

However, no provisions or amendments to the Company’s by-laws have been adopted subsequent to August 2, 2016.  As a result, the approval of the proposal has no effect, and the Company’s by-laws remain unchanged.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOMATIC DATA PROCESSING, INC. (Registrant)

Date: November 13, 2017	By:	/s/ Michael A. Bonarti
Name: Michael A. Bonarti
Title: Vice President